Exhibit T3A.2

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation:	LTX Corporation

(2) Registered office address:	50 Rosemont Road, Westwood, MA 02090
(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s):	3
(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted:	November 10, 2005
(month, day, year)

(5) Approved by:

(check appropriate box)

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	The board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

VOTED: That Section 3 of the Corporation’s Articles of Organization be hereby amended to read in its entirety as follows:

3. The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized is as follows:

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON	None	COMMON	100,000,000	$0.05

PREFERRED	None	PREFERRED	None	—

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON	None	COMMON	200,000,000	$0.05

PREFERRED	None	PREFERRED	None	—

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*	G.L. Chapter I56D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:
(signature of authorized individual)
☐ Chairman of the board of directors,

☒ President,

☐ Other officer,

☐ Court-appointed fiduciary,

on this 10th                                              day of November                                              , 2005                                         .

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $100,000 having been paid, said articles are deemed to have been filed with me this 19th day of November,

2005, at 12:00 a.m./p.m.

                time

Effective date:
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Examiner

TO BE FILLED IN BY CORPORATION
Name approval	Contact Information:

C	Joseph A. Hedal, Esq. LTX Corporation

M	50 Rosemont Road
Westwood, MA 02090

Telephone:	781-461-1000

Email:

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.